Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02

FCFMOTA 2020-1&2 Investor Presentation September 2020

Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02 Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC (the "depositors") Ford Credit Floorplan Master Owner Trust A (the "issuer") This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositors have filed a registration statement (including a prospectus) with the SEC for any offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositors have filed with the SEC for more complete information about the depositors, the issuer and such offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-888-603-5847. Free Writing Prospectus U.S. Floorplan Securitization

Agenda U.S. Floorplan Transaction 4 U.S. Floorplan Master Trust 9 U.S. Floorplan Risk Management 17 Corporate Overview 25 Ford Credit 33 Appendix 43 CONTACT INFORMATION Karen Rocoff Investor Relations (313) 621-0965 krocoff@ford.com Information on Ford Motor Company: www.shareholder.ford.com Information on Ford Motor Credit Company: www.fordcredit.com/investor-center

U.S. Floorplan Transaction

Issuer Ford Credit Floorplan Master Owner Trust A Depositors Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Servicer and Sponsor Ford Motor Credit Company LLC Joint-Lead Managers (Active) Barclays Capital Inc. Credit Agricole Securities (USA) Inc. SG Americas Securities, LLC Joint-Lead Managers (Passive) BNP Paribas Securities Corp. Lloyds Securities Inc. TD Securities (USA) LLC Indenture Trustee The Bank of New York Mellon Owner Trustee U.S. Bank Trust National Association Backup Servicer Wells Fargo Bank, National Association Asset Representations Reviewer Clayton Fixed Income Services LLC Expected Key Dates Item Thursday, September 10 Start Pre-Marketing Monday, September 14 Announce Transaction Tuesday, September 15 Price Transaction Friday, September 18 Settlement Date September 2020 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Floorplan Transaction Transaction Participants And Potential Timing

Ford Credit Floorplan Master Owner Trust A (“FCFMOTA”) plans to offer the following series: Series 2020-1, which will be comprised of $750 million Class A Notes, approximately $44 million Class B Notes, approximately $39 million Class C Notes and approximately $30 million Class D Notes, each with a 2.99 WAL Series 2020-2, which will be comprised of $375 million Class A Notes, approximately $22 million Class B Notes, approximately $20 million Class C Notes and approximately $15 million Class D Notes, each with a 4.99 WAL The aggregate principal amount of each class of notes of a series may be increased or decreased, pro rata, on or before the day of pricing Increased Class A credit enhancement compared with prior transactions which includes subordinated notes, required subordinated amount, reserve amount and excess spread The Series 2020-1 includes LIBOR fallback mechanics based on the Alternative Reference Rates Committee’s recommended fallback language for new issuances of securitizations The Class A-2 notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR The benchmark may change in certain situations. For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event" in the Prospectus Ongoing quarterly statistical reporting will be published on Ford Credit’s website Floorplan Transaction Transaction Summary

Capital Structure Series Allocation(*) Expected Ratings Fitch Moody’s Class A notes (Fixed/Float) 76.00% AAAsf Aaa(sf) Class B notes (Fixed) 4.50% AAsf Aa2(sf) Class C notes (Fixed) 4.00% Asf A1(sf) Class D notes (Fixed) 3.00% BBBsf A3(sf) Subordination Factor 12.50% Total 100.00% Cash Reserve 0.44% Total Class A Enhancement 24.44% Class A Note Size $750 million (subject to change) Payment Type Fixed / Float(**) Benchmark Interpolated Swaps / 1M Libor Expected Final September 15, 2023 Legal Final September 15, 2025 ERISA Eligible Yes Method of Distribution Public 3-Month Payment Rate Trigger Payment Rate Below 25%(***) (*) As a percent of the required pool balance allocated to the series (**) The Class A-2 notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR. However, the benchmark may change in certain situations. For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event“ in the Prospectus (***) If the 3-Month Payment Rate falls below the trigger, Subordination Factor will increase by 4 ppts, or the Reserve Account Reserve Percentage will increase by the Step-Up Percentage Transaction Structure – Series 2020-1

Capital Structure Series Allocation(*) Expected Ratings Fitch Moody’s Class A notes (Fixed) 76.00% AAAsf Aaa(sf) Class B notes (Fixed) 4.50% AAsf Aa2(sf) Class C notes (Fixed) 4.00% Asf A1(sf) Class D notes (Fixed) 3.00% BBBsf A3(sf) Subordination Factor 12.50% Total 100.00% Cash Reserve 0.44% Total Class A Enhancement 24.44% Class A Note Size $375 million (subject to change) Payment Type Fixed Benchmark Interpolated Swaps Expected Final September 15, 2025 Legal Final September 15, 2027 ERISA Eligible Yes Method of Distribution Public 3-Month Payment Rate Trigger Payment Rate Below 25%(**) (*) As a percent of the required pool balance allocated to the series (**) If the 3-Month Payment Rate falls below the trigger, Subordination Factor will increase by 4 ppts, or the Reserve Account Reserve Percentage will increase by the Step-Up Percentage Transaction Structure – Series 2020-2

U.S. Floorplan Securitization

Ford Credit has been financing dealer vehicle inventory since 1959 and securitizing floorplan receivables since 1992 Ford’s goal is to maintain a profitable network of Ford and Lincoln dealerships that deliver an innovative and engaging sales and service experience for customers. At year-end 2019, Ford and Lincoln had approximately 3,175 dealers Over the past five years, Ford Credit financed approximately 74% to 76% of all Ford and Lincoln dealer new vehicle inventory Floorplan receivables are secured primarily by the financed vehicles, and payment is required when the vehicle is sold Ford Credit’s floorplan portfolio has historically experienced very low losses, primarily driven by strong risk management practices and servicing: Continuous dealer monitoring of financial health, payment performance, vehicle collateral status and risk-based on-site inventory audits Use of proprietary risk rating assessment and behavioral scoring models Intensifying risk management actions as dealer risk increases Leveraging access to dealer information through Ford relationship Portfolio Overview U.S. Floorplan Securitization

Ford Credit’s current floorplan securitization trust was established in 2001 as a master trust (similar to a revolving credit card securitization trust) and has issued more than 55 series Ford Credit offers floorplan asset-backed securities through various channels: Publicly-registered transactions Rule 144A transactions Other private transactions Trust Overview U.S. Floorplan Securitization

Floorplan Portfolio Net Losses (Recoveries) as a Percent of Average Principal Balance Trust Pool Net Losses (Recoveries) as a Percent of Average Principal Balance Trust Pool 3-Month Average of Monthly Principal Payment Rate* Trust Pool Dealer Risk Ratings * The three-month average monthly principal payment rate for a month equals the average of the monthly payment rate for that month and the prior two months ** Estimated days’ supply derived from payment rate Performance Overview U.S. Floorplan Securitization 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% 2015 2016 2017 2018 2019 2Q19 2Q20 Losses Recoveries No Trust losses realized since inception because depositors elected to accept reassignment of receivables from “status” accounts 15% 25% 35% 45% 55% 65% Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Payment Rate Payment rate triggers 74 120 143 Memo: Days Supply** Lowest 3 - Month Average Payment Rate was 29.9% in February 2005 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Jun-20 Percent of Principal Balance Other Group IV (Poor) Group III Group II Group I (Strong) (0.004)% 0.004% (0.004)% 0.202% 0.004% 0.064% (0.010)% 2015 2016 2017 2018 2019 2Q19 2Q20 Losses Highest Net Loss Percentage on Floorplan Portfolio since January 2004 was 0.353% in 2009 Recoveries

Historical Trust Balance vs. Required Pool Balance ($B) Excess funding account (EFA) has been funded periodically when the Trust balance declines below the required pool balance (for example, as a result of plant shutdowns or manufacturer vehicle marketing incentive programs) Historical Balance U.S. Floorplan Securitization $14.0 $12.6 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-20 Jun-20 Trust Balance (excluding EFA) Required Pool Balance Cash funding required as a result of low Trust balance*

Class B Notes ("AA") Class C Notes (“Not Rated") Class D Notes (“Not Rated") Available Subordinated Amount Credit enhancement in the floorplan securitization program includes: Subordination of junior notes Available subordinated amount Cash reserve (0.50% of notes) Excess spread Structure also provides for 1:1 incremental subordination to cover any ineligible receivables and receivables in excess of the specified concentration limits * As of June 30, 2020 Structure Overview – Series 2020-1&2 U.S. Floorplan Securitization Total Class A Hard Credit Enhancement 24.44% % of Pool Balance Allocated to Series Class A notes (“AAA”) 76.00%* Class B notes (“AA”) 4.50%* Class C notes (“A”) 4.00%* Class D notes (“BBB”) 3.00%* Available Subordinated Amount 12.50%* Reserve Account 0.44%* Excess Spread Concentration Limit Incremental Subordination* (Mils) - Ineligible receivables N/A $ 19.0 - Dealer concentration (5% for AutoNation) 2% 0.0 - Used vehicle concentration 20% 0.0 - Fleet concentration 4% 0.0 - Medium/Heavy truck concentration 2% 0.0 - Manufacturer concentration 10% 0.0 (2% for lower-rated manufacturers) Total: $ 19.0

Enhancement Step-Up Trigger If average monthly principal payment rate for the three preceding collection periods is less than 25%, subordination or reserve fund increases by four percentage points Amortization Triggers Average monthly principal payment rate for the three preceding collection periods is less than 21% Cash balance in the excess funding account exceeds 30% of the adjusted invested amount of all series for three consecutive months Available subordinated amount is less than the required subordinated amount Bankruptcy, insolvency or similar events relating to the depositor, the issuer, Ford Credit or Ford Motor Company Key Series Triggers U.S. Floorplan Securitization

Private Variable Funding Notes (VFN) are used to manage seasonal fluctuations of Trust balance and provide an additional source of liquidity Total VFN capacity of $3.35 billion Total Trust balance of $14.0 billion Trust Balance ($Bils) Total Funding: $ 13.6 Total Assets 21.1 Unfunded Assets 7.5 $14.0 Outstanding Series as of June 30, 2020 U.S. Floorplan Securitization Private Variable Funding Notes 144A Term Series Public Term Series Series 2006-1, 2014-5 2015-3, 2016-2 2015-5, 2017-2, 2017-3, 2018-1, 2018-2, 2018-3, 2018-4, 2019-1, 2019-2, 2019-3, 2019-4 Amount Outstanding ($B) $0.0 $1.1 $9.8 Senior Hard Enhancement (AAA Notes) 25.75% 24.27% 24.35% - 25.35% Maturity Ranges November 2020 - March 2022 June 2022 - March 2023 August 2020 - November 2028 Total Funding $10.9 Existing Subordination $1.7 Unfunded Assets $1.4 Trust Balance ($B) Trust Balance (Bils) - Total Funding 13.6 $ - Total Assets 21.1 - Unfunded Assets 7.5

U.S. Floorplan Risk Management

Underwriting and Credit Review Process Dealer Structure Dealers vary in size and complexity – from single store to multi-point/multi-franchise organizations Many dealers use a holding company structure (see chart) Collateral The financed vehicles are the primary collateral for dealer floorplan loans For many dealers, Ford Credit also obtains personal guarantees and secondary collateral in the form of additional dealer assets, including dealer-adjusted net worth and real estate equity Dealers have significant “skin in the game,” which provides a strong incentive for dealers to repay floorplan loans Assets Stocks, bonds, cash Non-dealer real estate Other assets, for example, boat, plane, jewelry and furniture Assets Unfloored used inventory Furniture, fixtures, parts, accessories and equipment Dealer net worth Assets Land Buildings Personal guarantees from many dealers Dealer Principal Secondary Collateral Holding Company Real Estate Holding Company Dealer (Borrower) Secondary Collateral Secondary Collateral Primary Collateral Financed new and used vehicles Floorplan Risk Management

A dealership seeking to finance its vehicle inventory with Ford Credit must submit a request for financing along with its financial and other information Ford Credit performs a thorough review of the dealer or dealer group including: Business, legal and operations structure, including number of manufacturer franchises Credit information Financial statements or tax returns Types of vehicles in the dealer’s inventory and specialty services provided by the dealer for certain vehicles or customers, such as fleet Ford Credit evaluates the dealer’s financial resources and the amount and types of financing requested The financing extended to a dealer is tailored to suit the business and operational needs of the dealer and depends on the financial strength and nature of the dealer’s business The financed vehicles are the primary collateral for dealer floorplan loans; however, for many dealers, Ford Credit also obtains personal guarantees and secondary collateral in the form of additional dealer assets, including dealer-adjusted net worth and real estate equity Due to the ongoing nature of floorplan financing arrangements, Ford Credit periodically performs a credit review of each dealer, at least annually, following the similar process utilized to evaluate new dealer account originations Underwriting and Credit Review Process Floorplan Risk Management

Ford Credit evaluates new dealer account originations (using a proprietary scoring model), performs ongoing credit reviews of dealers and assigns risk ratings For purposes of securitization-related disclosure, dealer risk ratings are categorized into groups: Group Description I Strong to superior financial metrics II Fair to favorable financial metrics III Marginal to weak financial metrics IV Poor financial metrics, may be uncollectible Other Includes dealers that have no dealer risk rating because Ford Credit only provides in-transit financing or because Ford Credit is in the process of terminating the financing for such dealer Large sample size and significant historical experience have been analyzed to identify key indicators that predict a dealer’s ability to meet financial obligations, including capitalization and leverage, liquidity and cash flow, profitability, credit history and payment performance Ford Credit updated its dealer risk rating model in August 2019; the model is validated regularly to ensure the integrity and performance and is updated if necessary Dealer Risk Rating Assessment Floorplan Risk Management

Monitor Dealers Watch Report MAR Directed Action Plans No Further Action Monthly Accounts Rating (MAR) ICU Status Liquidation Dealer Monitoring Strategy Floorplan Risk Management Monitor Payoffs Aged Inventory Over-line Report Financial Statements Double Flooring Monthly Accounts Rating Assess dealer risk and determine action plans Watch Report – Medium to High Risk Formal review of action plans and results presented to senior management (plans may include more frequent physical audits) Intensive Care Unit (ICU) – High Risk More experienced risk team Increased intensity surrounding action plans and timelines Status On-site control Focus on asset protection Liquidation Focus on loss mitigation

Inventory Audits A dealer’s risk rating determines the frequency of on-site vehicle inventory audits Ford Credit engages a vendor to perform on-site vehicle inventory audits and dealers generally do not receive advance notice of an audit Audits are generally reconciled same day and immediate payment is required for any sold vehicle Dealer Monitoring Ford Credit has business center employees dedicated to dealer monitoring, including dealer fraud, utilizing a robust suite of monitoring tools and models. If issues are discovered, Ford Credit may: Increase audit frequency or schedule an immediate on-site audit Require curtailments, or monthly principal payments on aged inventory Suspend credit lines Verify cash balances/perform an in-depth validation of the accuracy and completeness of the dealership financial statements Meet with the owners/guarantors Increase the dealer’s risk rating to trigger more extensive monitoring Dealer Status Procedures A status is declared when a dealer does not satisfy a sold-out-of-trust condition discovered during an audit, fails to pay principal or interest payments, files bankruptcy, or other circumstances arise that warrant immediate action Once a status is declared, Ford Credit may suspend credit lines, maintain personnel on site, collect titles and keys, secure dealer inventory, issue payment demand letters, obtain liens on property of guarantors, increase the dealer’s floorplan interest rate and initiate legal action If a status situation can not be resolved, Ford Credit will liquidate vehicles and secondary collateral to obtain the greatest value and continue collection efforts against personal/corporate guarantors U.S. Floorplan Audits, Monitoring & Status Processes Floorplan Risk Management

Captive Finance Company Benefits Integrated systems enable real time controls Captive finance company benefits include: Access to monthly dealer financial statements that allow monitoring of dealer financial strength Dealer monitoring by both Ford and Ford Credit Joint Ford and Ford Credit discussions with dealers on various aspects of the business Comparative dealership benchmarking between dealerships of like size or in similar markets 1. Dealer Floorplan Receivables System North American Vehicle Information System Ford Credit Ford Dealer Information on sold vehicles reported to Ford Credit and matched to floorplan receivables Dealer pays off floorplan receivables Dealer reports vehicle sale to obtain: - Warranty registration - Manufacturer incentives 2. 3. Floorplan Risk Management

Recent COVID-19 Business Changes FCFMOTA 2020-1&2 Roadshow Employees: Virtually all employees were temporarily and successfully transitioned to remote work arrangements (March 2020) Employees continue to have access to the key technologies they use in the office Presently assessing both duration and breadth of current temporary work arrangements Operations: In many states, automotive dealers were required to temporarily close or restrict their operations, and even for dealerships that remained open or have since reopened, consumer demand declined quickly leading to lower monthly payment rates in April and May 2020 Ford temporarily shut down North American auto production in March 2020 and began a phased resumption of production in May 2020 which led to a decrease in overall principal balances and a subsequent increase in payment rates. Production has generally returned to pre-COVID levels Ford Credit also offered certain financial assistance and other accommodations to dealers to whom it provides floorplan financing from April 2020 through June 2020. This included cashflow assistance for charges related to floorplan financing, deferred payments on non-floorplan financing obligations such as capital loans and mortgage loans, curtailment waivers for vehicle inventory, guaranteed incentives and more favorable terms under dealers’ cash management agreements

Corporate Overview

ADJ. FCF ADJ. EBIT MARGIN ADJ. EBIT REVENUE $(0.35) ADJ. EPS First Half $(0.59) DOWN $1.31 Second Quarter Company Financial Results $(5.3)B (10.0)% $(1.9)B $19B DOWN $5.5B DOWN $19B DOWN $3.6B DOWN 14.3 ppts $(7.6)B $54B $(2.6)B (4.8)% DOWN $9.6B DOWN 10 ppts DOWN $6.7B DOWN $26B DOWN $0.63

Highlights Effectively restarted production with robust safety protocols, aggressively mitigated production losses and navigated a tenuous supply base Keenly focused on cost and cash Disciplined management of balance sheet and strong liquidity position, ensuring financial flexibility, particularly in these uncertain times Global Redesign and portfolio refresh actions yield measurable results Continued investment in AV, connectivity and electrification Ready for the production ramp-up of F-150, Mustang Mach-E and Bronco Sport in Q4, and Bronco in 2021 – with high quality

Influential New Products Power, Style And Freedom For A New Generation MUSTANG MACH-E F-150 America’s Best-Selling Vehicle For The Last 38 Years BRONCO FAMILY Return Of An Icon Growing Our Winning Portfolio With Exciting New Products Leveraging Our Iconic Nameplates

Q2 2020 Results ($B) Automotive Net Income (GAAP) Ford Credit Mobility Corporate Other Company Adj. EBIT Interest On Debt Special Items Taxes / Non- Controlling Interests B / (W) Q2 2019 $(3.5) $(0.1) $(0.3) $0.2 $(3.6) $(0.2) $4.7 $0.1 $1.0 Q1 2020 (1.9) 0.0 0.5 0.1 (1.3) (0.2) 3.8 0.9 3.1 Company Adjusted EBIT of $(1.9)B, down $3.6B, driven by the COVID impact on Automotive Pre-tax Special Items reflect primarily gain on Argo AI transaction with VW $(2.1) $(0.3) $0.5 $(0.1) $(1.9) $(0.5) $3.5 $0.0 $1.1

YoY Change: Q2 2020 Adjusted EBIT ($B) Industry $(4.0) Stocks / Other (1.7) JVs $(0.1) Other (0.0) Material / Freight $(0.7) Warranty (0.5) Commodities 0.2 Structural 1.8 Pension / OPEB 0.2 North America South America Europe China IMG Total Auto Total Company NA SA EU China IMG Total Auto Total Company Q2 2019 $ 1.7 $ (0.2) $ 0.1 $ (0.2) $ (0.1) $ 1.4 $ 1.7 Volume / Mix $ (4.3) $ (0.1) $ (1.0) $ (0.0) $ (0.3) $ (5.7) $ (5.7) Net Pricing 0.8 0.1 0.4 (0.0) 0.0 1.3 1.3 Cost 0.8 0.1 0.0 0.1 0.2 1.1 1.1 Exchange 0.0 (0.0) (0.1) (0.0) (0.0) (0.1) (0.1) Other / JVs 0.1 (0.0) (0.1) 0.0 (0.0) (0.1) (0.1) Total Automotive $ (2.7) $ 0.0 $ (0.8) $ 0.0 $ (0.1) $ (3.5) $ (3.5) Mobility (0.1) Ford Credit (0.3) Corporate Other 0.2 Total Company $ (3.6) Q2 2020 $ (1.0) $ (0.2) $ (0.7) $ (0.1) $ (0.1) $ (2.1) $ (1.9)

Key Metrics 5.9% 645 $ 16.6 ppts (54)% Automotive WHOLESALE UNITS (000) MARKET SHARE (%) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 North America 753 693 639 681 619 272 13.6% 13.8% 12.6% 12.8% 13.6% 14.2 % South America 68 75 79 74 59 14 7.7 7.4 7.1 6.9 6.9 6.5 Europe 382 368 298 341 288 154 7.6 7.0 7.3 7.4 6.9 7.1 China 115 126 134 159 81 169 2.1 2.3 2.3 2.0 2.2 2.5 International Markets Group 107 103 93 98 78 36 1.9 2.1 1.8 1.9 1.5 1.7 Total Automotive 1,425 1,364 1,244 1,354 1,126 645 6.0% 6.2% 6.0% 5.7% 6.0% 5.9 % REVENUE ($B) REVENUE CHANGE (%) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 North America $ 25.4 $ 24.0 $ 23.4 $ 25.3 $ 21.8 $ 10.9 2% 1% 5% (2) % (14) % (54) % South America 0.9 1.0 1.0 1.0 0.7 0.2 (30) (33) (19) (22) (21) (75) Europe 7.4 7.3 6.3 7.0 6.2 3.6 (14) 0 (11) (1) (16) (51) China 0.9 0.9 0.9 1.0 0.6 0.8 (31) 48 (27) (38) (31) (12) International Markets Group 2.6 2.6 2.3 2.4 2.0 1.0 (13) (9) (17) (19) (25) (60) Total Automotive $ 37.2 $ 35.8 $ 33.9 $ 36.7 $ 31.3 $ 16.6 (5) % (0) % (2) % (5) % (16) % (54) %

Key Metrics (0.2) ppts (9.4) ppts $ (25.0) (1,018) Automotive WHOLESALE UNITS (000) MARKET SHARE (%) Q2 2019 Q2 2020 2020 B / (W) 2019 2019 1H 2020 1H 2020 B / (W) 2019 Q2 2019 Q2 2020 2020 B / (W) 2019 2019 1H 2020 1H 2020 B / (W) 2019 North America 693 272 (421) 1,446 890 (556) 13.8% 14.2% 0.4 ppts 13.7% 13.8% 0.1 ppts South America 75 14 (61) 143 73 (70) 7.4 6.5 (0.9) 7.5 6.8 (0.7) Europe 368 154 (214) 750 442 (308) 7.0 7.1 0.1 7.3 7.0 (0.3) China 126 169 43 241 251 10 2.3 2.5 0.2 2.2 2.4 0.2 International Markets Group 103 36 (66) 210 114 (96) 2.1 1.7 (0.4) 2.0 1.6 (0.4) Total Automotive 1,364 645 (719) 2,789 1,771 (1,018) 6.2% 5.9% (0.3) ppts 6.1% 5.9% (0.2) ppts REVENUE ($B) EBIT MARGIN (%) Q2 2019 Q2 2020 2020 B / (W) 2019 2019 1H 2020 1H 2020 B / (W) 2019 Q2 2019 Q2 2020 2020 B / (W) 2019 2019 1H 2020 1H 2020 B / (W) 2019 North America $ 24.0 $ 10.9 $ (13.0) $ 49.4 $ 32.8 $ (16.6) 7.1% (8.9) % (16.0) ppts 7.9% (1.9) % (9.8) ppts South America 1.0 0.2 (0.7) 1.9 1.0 (0.9) (21.0) (68.3) (47.3) (19.1) (28.6) (9.6) Europe 7.3 3.6 (3.7) 14.8 9.9 (4.9) 1.5 (18.4) (19.9) 1.3 (8.2) (9.5) China 0.9 0.8 (0.1) 1.8 1.4 (0.4) (17.0) (17.0) 0.0 (16.0) (27.0) (11.0) International Markets Group 2.6 1.0 (1.5) 5.2 3.0 (2.2) (2.8) (14.7) (11.8) (1.3) (5.9) (4.6) Total Automotive $ 35.8 $ 16.6 $ (19.1) $ 73.0 $ 48.0 $ (25.0) 3.8% (12.6) % (16.4) ppts 4.6% (4.7) % (9.4) ppts

Ford Credit

Over The Last 20 Years, Ford Credit Generated $44 Billion In Earnings Before Taxes And $29 Billion In Distributions Earnings Before Taxes Distributions Ford Credit -- A Strategic Asset

Key Takeaways Strong Q2 EBT of $543M Balance sheet is inherently liquid; smaller size reflects lower production Liquidity is strong at $32B; we continue to access diverse funding sources Portfolio is performing well – delinquencies, charge-offs and loss-to-receivables (LTR) ratio remained low in Q2. Our credit loss reserve reflects lifetime losses at about the same level as Q1 Off-lease auction values experienced sharp recovery and performed better than expected in Q2 and lease share remained below industry average

Distributions ($M) $675 $650 $1,100 $475 $275 $275 U.S. Retail LTR Ratios (%) Auction Values (Per Unit)* EBT YoY Bridge ($M) EBT ($M) Strong Q2 EBT of $543M is down $288M, reflecting higher supplemental depreciation on operating leases and lower derivative market valuation gains Portfolio performing well – loss-to-receivables (LTR) remains low; auction values improved from the first quarter. FY auction values forecast to be down about 5%, consistent with third party estimates Balance sheet and liquidity remain strong Volume / Mix Financing Margin Lease Residual Credit Loss Q2 2020 Q2 2019 Exchange Other * U.S. 36-month off-lease auction values at Q2 2020 mix as of July 30, 2020 Credit Losses $ 19 Reserve (52) Auction Performance $ 118 Supplemental Depreciation (265) Op Lease Defaults & Reserve 20 DMV $(77) Other 14 Key Metrics The image part with relationship ID rId6 was not found in the file. The image part with relationship ID rId8 was not found in the file. $801 $831 $736 $630 $30 $543 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020

Q2 2020 Net Receivables Mix ($B) Receivables declined $13B YoY and $12B from YE 2019 ($7.5B in Q2) primarily reflecting lower wholesale receivables Operating lease portfolio was 20% of total net receivables Total All Other United States and Canada Net Investment in Operating Leases Consumer Financing Non-Consumer Financing Europe $11.5 $130.3 $103.5 $23.0 $3.8 Q2 2020 H / (L) 2019 SUV / CUV 58% 1 ppts. Truck 31 2 Car 11 (3) H/(L) Q2 2019 $(13.1) $(7.9) $(3.5) $(1.7) H/(L) Q4 2019 (11.7) (8.6) (2.0) (1.1) $30.2 $20.3 $8.9 $73.7 $57.0 $13.9 $26.4 $26.2

60+ Day Delinquencies* 0.13% 0.11% 0.14% 0.14% 0.16% 0.15% Severity (000) $10.9 $10.4 $10.3 $11.4 $11.4 $10.9 * Excluding bankruptcies U.S. Origination Metrics And Credit Loss Drivers Disciplined and consistent underwriting practices Portfolio quality evidenced by FICO scores and consistent risk mix Repossessions, charge-offs and LTR lower than Q1 reflecting government stimulus, retail financing and lease extension programs offered and decision to temporarily suspend involuntary repossessions due to COVID Longer-term contracts increased as a result of 84-month “Built to Lend a Hand” campaign Retail & Lease FICO and Higher Risk Mix (%) Retail Contract Terms Retail Charge-Offs ($M) and LTR Ratio (%) Retail Repossessions (000) and Repossession Rate (%) Higher Risk Portfolio Mix (%) Repossession Rate (%) Retail > 84 months Placement Mix (%) LTR Ratio (%) 65 mo 65 mo 66 mo 65 mo 66 mo 71 mo 5% 3% 3% 3% 7% 15% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 741 747 750 753 739 743 6% 6% 6% 6% 6% 6% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 $65 $45 $61 $76 $73 $19 0.55% 0.39% 0.51% 0.63% 0.62% 0.15% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 7 6 7 7 7 3 1.24% 1.13% 1.32% 1.27% 1.24% 0.52% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020

* Source: J.D. Power PIN ** As of July 30, 2020 U.S. Lease Metrics Lower lease return volumes reflect impact of lease extension programs FY auction values forecast to be down about 5%, consistent with third party estimates Lease Placement Volume (000) Lease Share of Retail Sales (%) Off-Lease Auction Values (36-month, at Q2 2020 Mix)** Lease Return Volume (000) and Return Rates (%) Return Rate (%) 24-Month 36-Month 39-Month / Other Industry* Ford Credit 31% 30% 29% 30% 31% 25% 23% 20% 19% 19% 22% 15% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 26 16 4 6 21 7 48 56 68 64 38 36 9 9 11 12 11 9 83 81 83 82 70 52 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 $18,935 $20,115 $20,265 $18,790 $19,115 $19,755 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 74 75 70 71 67 58 80% 78% 76% 77% 76% 76% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020

Funding Structure – Managed Receivables* ($B) Well capitalized with a strong balance sheet Funding is diversified across platforms and markets Expect higher mix of ABS going forward * See Appendix for definitions and reconciliation to GAAP 2019 2020 Dec 31 Jun 30 Term Debt (incl. Bank Borrowings) $ 73 $ 73 Term Asset-Backed Securities 57 55 Commercial Paper 4 2 Ford Interest Advantage / Deposits 7 6 Other 9 6 Equity 14 14 Adjustments for Cash (12) (17) Total Managed Receivables $ 152 $ 139 Securitized Funding as Pct of Managed Receivables 38% 39%

* See Appendix for definitions ** Includes Rule 144A offerings as of July 30, 2020 Public Term Funding Plan* ($B) Completed $12B of public issuance through July 29th including $2B of unsecured in June Strong balance sheet and substantial liquidity provide funding flexibility 2018 2019 2020 Through Actual Actual Forecast** Jul 29 Unsecured $ 13 $ 17 $ 7 - 10 $ 5 Securitizations** 14 14 11 - 14 7 Total $ 27 $ 31 $ 18 - 24 $ 12

Cautionary Note On Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford’s long-term competitiveness depends on the successful execution of global redesign and fitness actions; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs and Brexit; • Industry sales volume in any of our key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of our investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations that may change in the future; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumer expectations for the safeguarding of personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Appendix

Appendix – Floorplan

U.S. Floorplan Portfolio Performance

		Six months ended June 30,		Year ended December 31,				
		2020	2019	2019	2018	2017	2016	2015
		(Dollars in Millions)						
Ford Credit Portfolio	Average principal balance (*)	$22,094	$25,388	$24,400	$23,250	$22,519	$22,312	$19,261
	Net losses (recoveries)(**)	($1.0)	$8.2	$9.7	$46.9	$(0.9)	$0.9	($0.7)
	Net losses/average principal balance(***) (*****)	(0.010%)	0.064%	0.040%	0.202%	(0.004)%	0.004%	(0.004)%
	Liquidations(****)	$52,152	$59,068	$118,525	$116,325	$114,264	$109,982	$108,187
	Net losses/liquidations(*****)	(0.002%)	0.014%	0.008%	0.040%	(0.001)%	0.001%	(0.001)%

* Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated

** Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for the period. This loss experience takes into account financial assistance provided by Ford to dealers in limited instances. If Ford does not provide this assistance in the future, the loss experience of Ford Credit's dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles. However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit's interest in those assets, the net losses experienced by the trust may be higher

*** The highest net loss as a percentage of average principal balance for Ford Credit's dealer floorplan portfolio since January 2004 was 0.353% in 2009

**** Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated

***** For non-annual periods, the percentages are annualized

44 FORD CREDIT

Advance Rates New vehicles – 100% of invoice amount, including taxes, destination charges and dealer holdback Auction vehicles – auction price plus auction fee, transportation and taxes Used vehicles – up to 100% of wholesale value (as determined by selected trade publications) Payment Terms Principal due generally upon sale of related vehicle Interest and other administrative charges are billed and payable monthly in arrears Curtailment Terms Ford Credit may require higher risk dealers to make monthly principal payments, or “curtailments,” on aged floorplan collateral The amount of monthly curtailment payments is generally 10% of the amount financed on a vehicle, starting after a specified period of time after the vehicle is financed, over a year for new and demonstrator vehicles and less than a year for program and used vehicles Application of the curtailment policy to a particular dealer may be modified or waived by the appropriate approval authority Insurance Comprehensive insurance coverage for the financed vehicles is mandatory and generally is included with the financing Over half of the dealers purchase collision coverage through Ford Credit from The American Road Insurance Company and the remainder purchase it from other insurance companies In-transit vehicles are covered by comprehensive insurance arranged by Ford U.S. Floorplan Product Features Appendix – Floorplan

Floorplan Interest Rate Current spreads generally range from 1% to 2% for both new and used vehicles In June 2020, Ford Credit instituted a prime floor rate of 4.00% Floorplan rates are not risk based In-transit Vehicle Adjustment Fee* Prime rate plus a spread (which may be negative) agreed upon by Ford and Ford Credit The spread has ranged from approximately -0.70% to 2.60% per annum over the past five years New Vehicle Lines** Based on a 60-day vehicle supply Not a strict credit limit, and Ford Credit typically permits dealers to exceed their new vehicle credit lines for business reasons, including seasonal variations in sales patterns Ford Credit generally sets vehicle credit lines below anticipated peak inventory levels Used Vehicle Lines Based on a 30- to 45-day vehicle supply depending on dealer risk rating Strict credit limit; Ford Credit generally does not allow dealers to exceed their used vehicle credit lines without specific approval * In-transit floorplan receivable is created at vehicle shipment to dealer ** New floorplan receivable is created on the date the vehicle is delivered to the dealer U.S. Floorplan Product Features (Cont.) Appendix – Floorplan

Ford Motor Company * The servicer may terminate the back-up servicer, without being required to appoint a successor back-up servicer, if the long-term debt ratings of Ford Credit are at least "BBB-" from Standard & Poor's and "Baa3" from Moody's Ford Credit Floorplan Corp. (Depositor) Ford Credit Floorplan LLC (Depositor) Ford Credit Floorplan Master Owner Trust A (Issuer) Clayton Fixed Income Services LLC (Asset Representations Reviewer) Ford Motor Credit Company LLC (Sponsor, Servicer and Administrator) Outstanding Series US Bank (Owner Trustee) The Bank of New York Mellon (Indenture Trustee) Wells Fargo Bank, N.A. (Back-up Servicer)* U.S. Floorplan Trust Legal Structure Appendix – Floorplan

Liquidity of $32.4B is $0.7B lower than 2019 YE, and includes reallocation of $3B corporate revolver in March * Numbers may not sum due to rounding; see Appendix for definitions Liquidity Sources* ($B) Ford Credit 2019 2019 2020 Jun 30 Dec 31 Jun 30 Liquidity Sources Cash $ 14.1 $ 11.7 $ 17.1 Committed asset-backed facilities 35.7 36.6 37.1 Other unsecured credit facilities 2.9 3.0 2.5 Ford corporate credit facility allocation 3.0 3.0 - Total liquidity sources $ 55.7 $ 54.3 $ 56.7 Utilization of Liquidity Securitization cash $ (4.0) $ (3.5) $ (3.6) Committed asset-backed facilities (17.5) (17.3) (17.7) Other unsecured credit facilities (0.9) (0.8) (0.6) Ford corporate credit facility allocation - - - Total utilization of liquidity $ (22.4) $ (21.6) $ (21.9) Gross liquidity $ 33.3 $ 32.7 $ 34.8 Adjustments 0.3 0.4 (2.4) Net liquidity available for use $ 33.6 $ 33.1 $ 32.4

Net Income Reconciliation To Adjusted EBIT ($M) Company Q2 First Half Memo: 2019 2020 2019 2020 FY 2019 Net income / (Loss) attributable to Ford (GAAP) $ 148 $ 1,117 $ 1,294 $ (876) $ 47 Income / (Loss) attributable to non-controlling interests 2 1 39 1 37 Net income / (Loss) $ 150 $ 1,118 $ 1,333 $ (875) $ 84 Less: (Provision for) / Benefit from income taxes (55) 34 (482) (813) 724 Income / (Loss) before income taxes $ 205 $ 1,084 $ 1,815 $ (62) $ (640) Less: Special items pre-tax (1,205) 3,480 (1,797) 3,193 (5,999) Income / (Loss) before special items pre-tax $ 1,410 $ (2,396) $ 3,612 $ (3,255) $ 5,359 Less: Interest on debt (244) (450) (489) (677) (1,020) Adjusted EBIT (Non-GAAP) $ 1,654 $ (1,946) $ 4,101 $ (2,578) $ 6,379 Memo: Revenue ($B) $ 38.9 $ 19.4 $ 79.2 $ 53.7 $ 155.9 Net income margin (GAAP) (%) 0.4% 5.8% 1.6% (1.6) % 0.0 % Adjusted EBIT margin (%) 4.3% (10.0) % 5.2% (4.8) % 4.1%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted FCF ($M) Company First Half Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 2019 2020 Net cash provided by / (Used in) operating activities (GAAP) $ 3,544 $ 6,463 $ 4,732 $ 2,900 $ (473) $ 9,115 $ 10,007 $ 8,642 Less: Items Not Included in Company Adjusted Free Cash Flows Ford Credit operating cash flows 1,118 5,267 4,523 623 133 13,413 6,385 13,546 Funded pension contributions (294) (106) (211) (119) (175) (107) (400) (282) Global Redesign (including separations) (136) (222) (334) (219) (172) (99) (358) (271) Ford Credit tax payments / (refunds) under tax sharing agreement 98 - - 293 475 569 98 1,044 Other, net (120) 175 (124) 68 (15) (178) 55 (193) Add: Items Included in Company Adjusted Free Cash Flows Automotive and Mobility capital spending (1,620) (1,911) (1,787) (2,262) (1,770) (1,165) (3,531) (2,935) Ford Credit distributions 675 650 1,100 475 275 275 1,325 550 Settlement of derivatives (26) 86 16 31 (28) 64 60 36 Company adjusted free cash flow (Non-GAAP) $ 1,907 $ 174 $ 207 $ 498 (2,242) (5,309) $ 2,081 $ (7,551)

Earnings Per Share Reconciliation To Adjusted Earnings Per Share Company Q2 First Half 2019 2020 2019 2020 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) $ 148 $ 1,117 $ 1,294 $ (876) Less: Impact of pre-tax and tax special items (989) 2,525 (1,574) 1,451 Less: Non-controlling interests impact of Russia restructuring - - (35) - Adjusted net income – diluted (Non-GAAP) $ 1,137 $ (1,408) $ 2,903 $ (2,327) Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,984 3,975 3,979 3,969 Net dilutive options, unvested restricted stock units and restricted stock 29 17 26 - Diluted shares 4,013 3,992 4,005 3,969 Earnings per share – diluted (GAAP) $ 0.04 $ 0.28 $ 0.32 $ (0.22) Less: Net impact of adjustments (0.24) 0.63 (0.40) 0.37 Adjusted earnings per share – diluted (Non-GAAP) $ 0.28 $ (0.35) $ 0.72 $ (0.59)

Total Net Receivables Reconciliation To Managed Receivables ($B) * See Appendix for definitions; numbers may not sum due to rounding Ford Credit $ 115.7 $ 114.3 $ 103.9 27.7 27.7 26.4 $ 143.4 $ 142.0 $ 130.3 $ - $ 1.5 $ - 6.9 6.7 6.5 0.5 0.5 1.3 1.1 1.0 1.3 $ 151.9 $ 151.7 $ 139.4

Financial Statement Leverage Reconciliation To Managed Leverage* ($B) * See Appendix for definitions Ford Credit 2019 2019 2020 Jun 30 Dec 31 Jun 30 Leverage Calculation Debt $ 141.5 $ 140.0 $ 135.3 Adjustments for cash (14.1) (11.7) (17.1) Adjustments for derivative accounting (0.6) (0.5) (1.8) Total adjusted debt $ 126.8 $ 127.8 $ 116.4 Equity $ 14.9 $ 14.3 $ 13.8 Adjustments for derivative accounting (0.1) (0.0) (0.0) Total adjusted equity $ 14.8 $ 14.3 $ 13.8 Financial statement leverage (to 1) (GAAP) 9.5 9.8 9.8 Managed leverage (to 1) (Non-GAAP) 8.6 8.9 8.5

We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. Non-GAAP Financial Measures That Supplement GAAP Measures

Non-GAAP Financial Measures That Supplement GAAP Measures Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. Adjusted ROIC – Calculated as the sum of adjusted net operating profit after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Ford Credit Managed Receivables – (Most Comparable GAAP Measure: Net Finance Receivables plus Net Investment in Operating Leases) – Measure of Ford Credit’s total net receivables and held-for-sale receivables, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation). The measure is useful to management and investors as it closely approximates the customer’s outstanding balance on the receivables, which is the basis for earning revenue. Ford Credit Managed Leverage (Most Comparable GAAP Measure: Financial Statement Leverage) – Ford Credit’s debt-to-equity ratio adjusted (i) to exclude cash, cash equivalents, and marketable securities (other than amounts related to insurance activities), and (ii) for derivative accounting. The measure is useful to investors because it reflects the way Ford Credit manages its business. Cash, cash equivalents, and marketable securities are deducted because they generally correspond to excess debt beyond the amount required to support operations and on-balance sheet securitization transactions. Derivative accounting adjustments are made to asset, debt, and equity positions to reflect the impact of interest rate instruments used with Ford Credit’s term-debt issuances and securitization transactions. Ford Credit generally repays its debt obligations as they mature, so the interim effects of changes in market interest rates are excluded in the calculation of managed leverage.

Definitions And Calculations Automotive Records References to Automotive records for EBIT margin and business units are since at least 2009 Wholesale Units and Revenue Wholesale unit volumes include all Ford and Lincoln badged units (whether produced by Ford or by an unconsolidated affiliate) that are sold to dealerships, units manufactured by Ford that are sold to other manufacturers, units distributed by Ford for other manufacturers, and local brand units produced by our China joint venture, Jiangling Motors Corporation, Ltd. (“JMC”), that are sold to dealerships. Vehicles sold to daily rental car companies that are subject to a guaranteed repurchase option (i.e., rental repurchase), as well as other sales of finished vehicles for which the recognition of revenue is deferred (e.g., consignments), also are included in wholesale unit volumes. Revenue from certain vehicles in wholesale unit volumes (specifically, Ford badged vehicles produced and distributed by our unconsolidated affiliates, as well as JMC brand vehicles) are not included in our revenue Industry Volume and Market Share Industry volume and market share are based, in part, on estimated vehicle registrations; includes medium and heavy duty trucks SAAR SAAR means seasonally adjusted annual rate Company Cash Company cash includes cash, cash equivalents, marketable securities and restricted cash; excludes Ford Credit’s cash, cash equivalents, marketable securities and restricted cash Market Factors Volume and Mix – primarily measures EBIT variance from changes in wholesale unit volumes (at prior-year average contribution margin per unit) driven by changes in industry volume, market share, and dealer stocks, as well as the EBIT variance resulting from changes in product mix, including mix among vehicle lines and mix of trim levels and options within a vehicle line Net Pricing – primarily measures EBIT variance driven by changes in wholesale unit prices to dealers and marketing incentive programs such as rebate programs, low-rate financing offers, special lease offers and stock accrual adjustments on dealer inventory Market Factors exclude the impact of unconsolidated affiliate wholesale units Earnings Before Taxes (EBT) Reflects Income before income taxes Pension Funded Status Current period balances reflect net underfunded status at December 31, 2019, updated for service and interest cost, expected return on assets, curtailment and settlement gains and associated interim remeasurement (where applicable), separation expense, actual benefit payments, and cash contributions. For plans without interim remeasurement, the discount rate and rate of expected return assumptions are unchanged from year-end 2019 Company

Definitions And Calculations Adjustments (as shown on the Liquidity Sources chart) Includes asset-backed capacity in excess of eligible receivables; cash related to the Ford Credit Revolving Extended Variable-utilization program (“FordREV”), which can be accessed through future sales of receivables Assets (as shown on the Cumulative Maturities chart) Includes gross finance receivables less the allowance for credit losses, investment in operating leases net of accumulated depreciation, cash and cash equivalents, and marketable securities (excluding amounts related to insurance activities). Amounts shown include the impact of expected prepayments Cash (as shown on the Funding Structure, Liquidity Sources and Leverage charts) Cash and cash equivalents and Marketable securities reported on Ford Credit’s balance sheet, excluding amounts related to insurance activities Debt (as shown on the Cumulative Maturities chart) Includes all of the wholesale ABS term maturities of $9.2 billion in the next 12 months that otherwise contractually extend beyond Q1 2021. Retail and lease ABS are treated as amortizing to match the underlying assets Debt (as shown on the Leverage chart) Debt on Ford Credit’s balance sheet. Includes debt issued in securitizations and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions Committed Asset-Backed Security (“ABS”) Facilities (as shown on the Liquidity Sources chart) Committed ABS facilities are subject to availability of sufficient assets, ability to obtain derivatives to manage interest rate risk, and exclude FCE Bank plc (“FCE”) access to the Bank of England’s Discount Window Facility Earnings Before Taxes (EBT) Reflects Income before income taxes as reported on Ford Credit’s income statement Securitization cash (as shown on the Liquidity Sources chart) Securitization cash is cash held for the benefit of the securitization investors (for example, a reserve fund) Securitizations (as shown on the Public Term Funding Plan chart) Public securitization transactions, Rule 144A offerings sponsored by Ford Credit, and widely distributed offerings by Ford Credit Canada Term Asset-Backed Securities (as shown on the Funding Structure chart) Obligations issued in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements Total net receivables (as shown on the Total Net Receivables Reconciliation To Managed Receivables chart) Includes finance receivables (retail financing and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors Unallocated other (as shown on the EBT By Segment chart) Items excluded in assessing segment performance because they are managed at the corporate level, including market valuation adjustments to derivatives and exchange-rate fluctuations on foreign currency-denominated transactions Ford Credit